Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "PERNIX GROUP, INC.", FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF SEPTEMBER, A.D. 2016, AT 3:33 O`CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

3404659 8100
SR# 20165963160

Authentication: 203068420
Date: 09-27-16

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:33 PM 09/27/2016
FILED 03:33 PM 09/27/2016
SR 20165963160 - File Number 3404659

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF PERNIX GROUP, INC.

Pernix Group, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

First, that the Board of Directors for the Corporation duly adopted a resolution setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation to correct the number of Authorized Common and Preferred Stock currently listed in the Restated Certificate of Incorporation, declaring said amendment to be advisable and putting the matter before the stockholders for consideration thereof.

Second, that thereafter, by affirmative vote of the holders of a majority of the outstanding shares of the Corporation's common stock, pursuant to Article I, section 8 of the Corporation's By-Laws and Section 228 of Delaware's General Corporation Law, the following resolution to the Corporation's Certificate of Incorporation was voted upon in favor of amendment:

Resolved, that Article Fourth of the Corporations Restated Certificate of Incorporation is amended in sections (1) to read as follows:

"(1) Effective as of September 26, 2016, for accounting purposes only, the total number of shares of stock which the Corporation shall have authority to issue is forty five million five hundred thousand (45,500,000), consisting of Thirty Eight Million (38,000,000) shares of Common Stock, par value $.01 per share ("Common Stock"), and Seven Million Five Hundred Thousand (7,500,000) shares of Preferred Stock, par value $.01 per share
("Preferred Stock")."

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 27th Day of September, 2016.

Pernix Group, Inc.
Nidal Z. Zayed
President & CEO